SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 6, 2011

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On September 6, 2011, Synovus Financial Corp. (“Synovus”) entered into Amendment No. 1 to Shareholder Rights Plan (the “Rights Plan Amendment”) with American Stock Transfer & Trust Company, LLC (“AST”), appointing AST as the successor rights agent under the Shareholder Rights Plan dated as of April 26, 2010. A copy of the Rights Plan Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01	Other Events.

Effective September 6, 2011, Synovus appointed AST to act as transfer agent and registrar for Synovus’ common stock, par value $1.00 per share, Synovus’ Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and Synovus’ Series B Participating Cumulative Preferred Stock . AST has also been appointed as plan administrator for Synovus’ Direct Stock Purchase and Dividend Reinvestment Plan and as successor agent under the Synovus Financial Corp. 2011 Director Stock Purchase Plan (“DSPP”). A copy of Amendment No. 1 to the DSPP relating to the appointment of AST as successor agent under the DSPP is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Amendment No. 1 dated as of September 6, 2011 to Shareholder Rights Plan between Synovus Financial Corp. and American Stock Transfer & Trust Company, LLC.

10.1	Amendment No. 1 dated September 6, 2011 to Synovus Financial Corp. 2011 Director Stock Purchase Plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: September 6, 2011	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher Executive Vice President, General Counsel and Secretary

3